Exhibit 10.1

CONSENT AND WAIVER

This Consent and Waiver (this “Consent and Waiver”) is entered into effective as of October 2, 2026, by and between Jaguar Health, Inc., a Delaware corporation (the “Company”), and each buyer identified on the signature pages hereto (each, including its successors and assigns, a “Buyer” and collectively, the “Buyers”), pursuant to those certain preferred stock purchase agreements, dated as of June 9, 2026, each by and between the Company and the Buyer named therein (collectively the “Purchase Agreements”). Capitalized terms used herein but not otherwise defined herein shall have the meaning set forth in the Purchase Agreements.

RECITALS

A. The Company desires to create a new series of preferred stock, par value $0.0001 per share, designated as “Series R Convertible Preferred Stock” (the “Serie R Preferred Stock”), as more fully described in the term sheet attached hereto as Exhibit A (the “Term Sheet”) and the form of Certificate of Designation of Preferences, Rights and Limitations of Series R Convertible Preferred Stock attached hereto as Exhibit B (the “Series R Certificate of Designation”), to declare and pay a special dividend of one share of Series R Preferred Stock (the “Preferred Dividend”) for each share of common stock, $0.0001 per share, of the Company (the “Common Stock”) issued and outstanding as of the record date (as determined by the Company) and for each share of Common Stock issuable upon exercise of the warrants listed on the exhibit to the Term Sheet (the “Proposed Transaction”).

B. The Buyers collectively hold all of the issued and outstanding shares of Series P Non-Convertible Preferred Stock of the Company (the “Series P Preferred Stock”).

C. Pursuant to terms of the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series P Preferred Stock (the “Series P Certificate of Designation”), the authorization of any Junior Stock (as defined therein) having a maturity date or any other date requiring redemption or repayment of such class or series of Junior Stock that is prior to the second anniversary of the original issue date of the Series P Preferred Stock must be approved by the affirmative written consent or vote of the holders of at least a majority of the outstanding Series P Preferred Stock (the “Junior Stock Issuance Covenant”), and the Serie R Preferred Stock shall fall under the category of the Junior Stock.

D. Section 4(k) of the Purchase Agreements provides that, for the Restricted Period, neither the Company nor any of its Subsidiaries shall directly or indirectly conduct any Subsequent Placement.

E. Section 4(o) of the Purchase Agreements provides that, at any time that any of the Preferred Shares remain outstanding, neither the Company nor any of its Subsidiaries shall directly or indirectly effect any Subsequent Placement unless the Company shall have first complied with Section 4(o), pursuant to which the Company granted the Buyers a participation right with respect to any proposed or intended Subsequent Placement.

F. Section 4(z) of the Purchase Agreements provides that, so long as any Preferred Shares remain outstanding, upon any issuance by the Company or any of its subsidiaries, except for an Exempt Issuance, of any security with any term more favorable to the holder of such security or with a term (including without limitation any conversion price) in favor of the holder of such security that was not similarly set forth in the Transaction Documents or the Certificate of Designations or provided to the holders of Preferred Shares (other than a future financing with C/M Capital Partners, LP), then the Company shall notify each Buyer of such additional or more favorable term and such term, at such Buyer’s option, shall become, and the Company shall take all action necessary such that the term becomes, a part of the Transaction Documents (including without limitation, the Certificate of Designations) with such Buyer, or such Buyer may exchange Preferred Shares in their entirety for such security.

G. Section 9(e) of the Purchase Agreements provides that no waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Buyers may waive any provision of the Purchase Agreements.

H. As consideration for the Buyers collectively to grant the consents and waivers hereunder, the Company agrees, upon the Company’s entry into any Fundamental Transaction (as defined in the Series P Certificate of Designation), to repurchase all of the then outstanding shares of Series P Preferred Stock held by the Buyers with cash, to the extent of the funds legally available to the Company, at a price per share of Series P Preferred Stock equal to the applicable Liquidation Amount (as defined in the Series P Certificate of Designation) (the “Repurchase of Series P Preferred Stock”), subject to any approvals and consents that will be necessary to complete the Repurchase of Series P Preferred Stock.

I. The Company has requested, and each Buyer has agreed, to

(i)	consent to the Proposed Transaction, including the authorization of Series R Preferred Stock for purposes of the Junior Stock Issuance Covenant;

(ii)	waive the prohibition on the Company from effecting the Proposed Transaction pursuant to Section 4(k) of the Purchase Agreement;

(iii)	waive such Buyer’s participation right under Section 4(o) of the Purchase Agreement with respect to the Proposed Transaction; and

(iv)

acknowledge that this Consent and Waiver constitutes a notification to such Buyer under Section 4(z) of the Purchase Agreement, and waives its rights under Section 4(z) of the Purchase Agreement as it relates to the Proposed Transaction.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Each of the undersigned Buyers hereby consents to the Company carrying out the Proposed Transaction, including the authorization of Series R Preferred Stock for purposes of the Junior Stock Issuance Covenant.

2. Each of the undersigned Buyers hereby waives the prohibition on the Company from effecting the Proposed Transaction pursuant to Section 4(k) of the Purchase Agreement and any rights of such Buyer under Section 4(z) of the Purchase Agreement as it relates to the Proposed Transaction.

3. Each of the undersigned Buyers hereby waives its participation rights under Sections 4(o) of the Purchase Agreements with respect to the Proposed Transaction.

4. Miscellaneous.

(a) Except as consented to or waived herein, all other terms, conditions and provisions of the Series P Certificate of Designation and the Purchase Agreements shall remain in full force and effect as of the date thereof. In the event of any inconsistency between this Consent and Waiver and the terms of the Series P Certificate of Designation or the Purchase Agreements, this Consent and Waiver shall govern.

(b) In case any of the provisions of this Consent and Waiver shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Consent and Waiver shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) This Consent and Waiver shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the New Castle County, Delaware for the adjudication of any dispute hereunder or in connection herewith.

(d) This Consent and Waiver shall be binding upon and inure to the benefit of the Buyers, the Company and its respective successors, assigns and legal representatives.

(e) This Consent and Waiver may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.

(f) This Consent Waiver, the Series P Certificate of Designation, the Purchase Agreements, and the other Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Consent and Waiver to be duly executed by their respective authorized signatories as of the date first indicated above.

THE COMPANY:

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
Name:	Lisa A. Conte
Title:	President & CEO

BUYERS:

C/M CAPITAL MASTER FUND, LP

By:	/s/ Jonathan Juchno
Name:	Jonathan Juchno
Title:	Managing Partner

WVP EMERGING MANAGER ONSHORE FUND, LLC

By:	/s/ Jonathan Juchno
Name:	Jonathan Juchno
Title:	Managing Partner

Signature Page to Consent and Waiver